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Exhibit 99.1

[Caremark Rx, Inc. Letterhead]

FOR IMMEDIATE RELEASE

Contact:

  Caremark Rx, Inc., Birmingham
  Investor Relations
  Pete Clemens, 205/733-8996
  or
  Gavin Anderson & Company
  Media Relations
  Gerard Carney, 212/515-1941

Caremark Rx, Inc. Reports Record First-Quarter Results
34% Increase in Revenue
46% Increase in EBITDA
37% Increase in Cash Flow from Operations

Birmingham, AL, April 29, 2003—Caremark Rx, Inc. (NYSE: CMX), one of the nation's leading pharmaceutical services companies, today reported record revenues and cash flow for the first quarter of 2003. For the quarter ended March 31, 2003, the company reported revenues of $2.16 billion, an increase of 34% over the $1.61 billion of revenues recorded during the first quarter of 2002. EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) for the quarter was $126.0 million, an increase of 46% over the $86.4 million recorded during the same period of 2002. Cash flow from continuing operations totaled $137.7 million, an increase of 37% over the $100.5 million generated during the same period of 2002.

Operating Results

Driven by strong performance across all areas of the business, net revenue totaled $2.16 billion, a 34% increase from $1.61 billion for the same period in 2002. Based on a 40% effective tax rate, diluted earnings per common share totaled $.24 for the quarter. The $.24 in diluted earnings per share for the first quarter of 2003 compares to $.15 per share for the same period of 2002 using a 40% effective tax rate, representing an increase of 60%. The reported EPS for 2002 was $.24, which was reported using a 7.5% effective tax rate.

EBITDA increased by 46% to $126.0 million and operating income (income from continuing operations before interest and income taxes) increased 46% to $116.1 million from the comparable quarter last year. EBITDA margin expanded to 5.8% from 5.4% in 2002.

Caremark generated $137.7 million in cash flow from continuing operations in the first quarter of 2003 as compared with $100.5 million in the same quarter last year. This increase can primarily be attributed to the company's strong growth in cash earnings and continued effective management of working capital.

Caremark repurchased 365,000 of its common shares for an aggregate consideration of approximately $6.1 million during the first quarter of 2003 under its stock repurchase program. On an aggregate basis, the company has repurchased almost 1.9 million of its common shares for approximately $28.8 million since the program was launched in the third quarter of 2002.

Caremark's net debt at March 31, 2003, totaled $297.5 million, a decrease of $93.8 million since December 31, 2002. The company's cash balance at March 31, 2003 stood at $400.0 million while its net debt to EBITDA ratio (based on the last twelve months of EBITDA) was .7 times at the end of the first quarter.

Mail-order prescriptions, including specialty distribution, totaled 6.0 million, a 22% increase from 4.9 million scripts reported in the first quarter of 2002. Mail-order prescriptions represented 21% of all prescriptions processed during the quarter, or 44% of all prescriptions processed on a retail-adjusted basis. Retail claims for the period totaled 22.3 million, up from 17.8 million during the first quarter of last year, a 25% increase.

"The company continues to demonstrate its ability to achieve outstanding financial results while providing value to its customers and their participants," said Mac Crawford, Chairman of the Board and Chief Executive Officer of Caremark Rx, Inc. "Strong growth in revenues from our base business combined with our record new business wins for 2003 led to significant increases in our prescriptions processed and resulting revenue in the first quarter. Once again, we were able to convert this top line performance into substantial EBITDA and cash flow gains for our shareholders."

Guidance

In February of this year, the company indicated that 2003 revenues were expected to increase between 25 and 30 percent and 2003 earnings per share were anticipated to be in the range of $1.02 and $1.04. The company expects 2003 revenues and earnings per share to be at the high end of the previous guidance.

Conference Call

As previously announced, Caremark will hold a conference call to discuss first-quarter earnings. The details of the call are as follows:

Date:	Tuesday, April 29, 2003
Time:	10:30 a.m. Eastern Time
Telephone Number:	(913) 981-5528
Leader:	Mac Crawford
Replay Number:	(719) 457-0820
Passcode:	595349

The call will also be broadcast live as well as replayed through the Internet. The webcast can be accessed through the "Investor Information" page on the Caremark Rx, Inc. website at www.caremarkrx.com and will be available for two weeks. RealPlayer or Windows Media will be required in order to listen to the webcast. A link to a free download will be available at www.caremarkrx.com.

A taped replay of the call will also be available beginning at 1:30 p.m. Eastern Time on Tuesday, April 29, 2003, until 5:00 p.m. Eastern Time, May 6, 2003, by calling the replay number listed above.

About Caremark Rx, Inc.

Caremark Rx, Inc. is a leading pharmaceutical services company, providing comprehensive drug benefit services through its affiliate Caremark Inc. to over 1,200 health plan sponsors and their participants throughout the U.S. Caremark's clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. The company operates a national retail pharmacy network with over 55,000 participating pharmacies, four state-of-the-art mail service pharmacies, the industry's only FDA-regulated repackaging plant and nineteen specialty distribution mail service pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Forward-Looking Statement

This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" contained in this press release include the intent, belief or current expectations of the company and members of its senior management team with respect to the anticipated growth prospects for the company's business, including earnings per share projections and expected revenues for the company in 2003, as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, adverse developments with respect to the company's operating plan and objectives, as well as adverse developments in the healthcare or pharmaceutical industry generally. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the company's Annual Report on Form 10-K for the year ended December 31, 2002.

This presentation includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided, in the footnotes to the tables attached hereto, a reconciliation of those measures to the most directly comparable GAAP measures.

Additional information about Caremark Rx is available on the World Wide Web at
http://www.caremarkrx.com

—tables to follow—

CAREMARK RX, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$399,989	$306,804
Accounts receivable, net	575,152	506,919
Inventories	160,693	200,412
Deferred tax asset, net	208,381	201,738
Prepaid expenses and other current assets	11,518	7,987
Current assets of discontinued operations	1,694	1,785

Total current assets	1,357,427	1,225,645
Property and equipment, net	146,398	139,002
Intangible assets, net	60,784	61,604
Deferred tax asset, net	369,890	412,588
Other assets	71,441	72,034
Non-current assets of discontinued operations	1,843	1,867

Total assets	$2,007,783	$1,912,740

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$297,773	$294,758
Claims and discounts payable	421,776	370,031
Other accrued expenses and liabilities	174,793	180,685
Income taxes payable	1,641	3,409
Current portion of long-term debt	2,500	2,500
Current liabilities of discontinued operations	11,211	25,622

Total current liabilities	909,694	877,005
Long-term debt, net of current portion	695,000	695,625
Other long-term liabilities	82,601	82,417

Total liabilities	1,687,295	1,655,047
Commitments and contingencies
Stockholders' equity:
Common stock	263	263
Additional paid-in capital	1,670,561	1,665,155
Treasury stock	(28,782)	(22,671)
Shares held in trust	(102,461)	(102,948)
Accumulated deficit	(1,209,058)	(1,272,071)
Accumulated other comprehensive loss	(10,035)	(10,035)

Total stockholders' equity	320,488	257,693

Total liabilities and stockholders' equity	$2,007,783	$1,912,740

CAREMARK RX, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Net revenue	$2,163,796	$1,614,117
Operating expenses:
Cost of revenues*	1,991,701	1,490,850
Selling, general and administrative expenses	46,103	36,842
Depreciation and amortization	9,876	6,692

Operating income (EBIT)	116,116	79,733
Interest expense, net	11,094	12,171

Income before provision for income taxes	105,022	67,562
Provision for income taxes (1)	42,009	5,067

Net income	63,013	62,495
Preferred security dividends (2)	—	3,304

Net income to common stockholders	$63,013	$59,191

Average number of common shares outstanding—basic	255,332	226,824
Dilutive effect of stock options	6,449	10,327
Convertible Preferred Securities (2)	—	26,850

Average number of common shares outstanding—diluted	261,781	264,001

Net income per common share — diluted	$0.24	$0.24

Supplemental presentation of non-GAAP financial measures:
Net income per common share—diluted (at 40% effective income tax rate) (1)	$0.24	$0.15

EBITDA (Earnings before interest, taxes, depreciation and amortization) (3)	$125,992	$86,425

*
Excludes depreciation which is presented separately. See note 5.

CAREMARK RX, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2003	2002
Cash flows from continuing operations:
Net income	$63,013	$62,495
Adjustments to reconcile net income to net cash provided by continuing operations:
Deferred income taxes	37,323	—
Depreciation and amortization	9,876	6,692
Non-cash interest expense	903	706
Other non-cash expenses	397	—
Changes in operating assets and liabilities, net of effects of acquisitions of businesses	26,220	30,560

Net cash provided by continuing operations	137,732	100,453
Cash flows from investing activities:
Capital expenditures, net	(18,105)	(6,902)
Cash flows from financing activities:
Proceeds from issuance of equity securities, net	4,227	7,990
Purchase of treasury stock	(6,111)	—
Net repayments under credit facility	(625)	(625)
Long-term debt issuance costs	(100)	(123)
Dividend payments on Convertible Preferred Securities	—	(3,500)

Net cash provided by (used in) financing activities	(2,609)	3,742
Cash used in discontinued operations	(23,833)	(15,237)

Net increase in cash and cash equivalents	93,185	82,056
Cash and cash equivalents—beginning of period	306,804	159,066

Cash and cash equivalents—end of period	$399,989	$241,122

CAREMARK RX, INC. AND SUBSIDIARIES
SELECTED STATISTICS AND RATIOS
(In millions, except per adjusted claim amounts)

	Three Months Ended March 31,
			Percentage Increase
	2003	2002
Claims Processed
Mail	6.0	4.9	22%
Retail	22.3	17.8	25%

Total	28.3	22.7	25%

Adjusted Claims (4)	39.7	32.1	24%

Per Adjusted Claim
Gross Profit (excluding depreciation) (5)	$4.33	$3.84	13%

EBITDA (3)	$3.17	$2.69	18%

	March 31, 2003	December 31, 2002
Balance Sheet Debt
Term Loans	$247.5	$248.1
Senior Notes	450.0	450.0

Total	697.5	698.1
Cash and cash equivalents	400.0	306.8

Net Debt (6)	$297.5	$391.3

LTM EBITDA (7)	$450.1	$410.5

Net Debt to LTM EBITDA (6)(7)	0.7x	1.0x

(1)
In the fourth quarter of 2002, we reduced the valuation allowance on our net deferred income tax asset to reflect a change in management's assessment of the amount expected to be utilized to offset future amounts of taxable income. This change resulted in our recording the provision for income taxes at different rates in the 2003 (40%) and 2002 (7.5%) periods presented above; however, there was no impact on the actual taxes we expect to pay. We have included a non-GAAP calculation of 2002 earnings per share as if we had reduced this valuation allowance prior to 2002 to enable investors to more easily compare earnings per share for the periods presented above. GAAP net income per common share—diluted can be reconciled to this measure as follows:

	Three Months Ended March 31,
	2003	2002
Net income per common share—diluted	$0.24	$0.24
Incremental tax provision per diluted common share	—	(0.09)

Net income per common share—diluted (at 40% effective income tax rate)	$0.24	$0.15

(2)
Our Convertible Preferred Securites were presumed to have been converted to common stock at the beginning of the 2002 period under the "if-converted" method of computing common stock equivalents. In October 2002, these Convertible Preferred Securities were converted into

  26,850,000 shares of common stock. This conversion had no impact on the number of shares included in the average number of common shares outstanding—diluted for either period.

(3)
We believe that EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate a company's overall operating performance; its ability to incur and service debt and its capacity for making capital expenditures. We use EBITDA, in addition to operating income and cash flows from operating activities, to assess our performance and believe that it is important for investors to be able to evaluate our company using the same measures used by our management. EBITDA can be reconciled to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows (in thousands):

	Three Months Ended March 31,
	2003	2002
Operating income (EBIT)	$116,116	$79,733
Depreciation and amortization	9,876	6,692

EBITDA	125,992	86,425
Cash interest payments, net of interest income	(1,782)	(3,224)
Cash tax payments, net of refunds	(6,453)	(2,943)
Other non-cash expenses	397	—
Other changes in operating assets and liabilities, net of acquisitions and disposals of businesses	19,578	20,195

Net cash provided by continuing operations	$137,732	$100,453

  EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flow from operations data as measured under GAAP. The items excluded from EBITDA are significant components of our statement of operations and must be considered in performing a comprehensive assessment of our overall financial performance. EBITDA and the associated year-to-year trends should not be considered in isolation. Our calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies.

(4)
Adjusted pharmacy claims normalize the claims volume statistic for the difference in 90-days' supply for mail claims and 30-days' supply for retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims by 3 and adding the 30-day claims to the product.

(5)
We have historically excluded depreciation from our cost of revenues and, hence, from our computation of Gross Profit (net revenue minus cost of revenues); however, SEC rules require the inclusion of depreciation expense in gross profit. Therefore, the amount of Gross Profit used to compute the Gross Profit per adjusted claim statistic presented above is a non-GAAP measurement as defined by the SEC's Regulation G. Our management measures our results of operations using both EBITDA (see note 3 above) and cash flows from operating activities, both of which exclude depreciation, and with Operating Income (EBIT), which includes depreciation. As previously mentioned, we believe that it is important for investors to be able to evaluate our company using the same measures used by our management; therefore, we have used our internal calculation of Gross Profit to compute the Gross Profit per adjusted claim statistic above. This amount reconciles to gross profit calculated under SEC rules (GAAP gross profit) as follows (in thousands except per adjusted claim amounts):

	Three Months Ended March 31,
	2003	2002
Net revenue	$2,163,796	$1,614,117
Cost of revenues (excluding depreciation expense)	1,991,701	1,490,850

Gross Profit	172,095	123,267
Depreciation expense allocated to cost of revenues	8,601	5,404

GAAP gross profit	$163,494	$117,863

GAAP gross profit per adjusted claim	$4.12	$3.67

(6)
Net debt is a non-GAAP financial measure and equals total indebtedness minus cash and cash equivalents. We use net debt as the numerator in our "net debt to LTM EBITDA" ratio, which is the primary coverage ratio reviewed by management, in order to reflect the availability of the cash and cash equivalents on our balance sheet for use in debt service.

(7)
LTM EBITDA is a non-GAAP financial measure representing our EBITDA generated in the last twelve months. We use LTM EBITDA as the denominator in our "net debt to LTM EBITDA" coverage ratio to reflect management's view of our capacity to service debt. LTM EBITDA is subject to all of the limitations concerning our presentation of EBITDA described in note 3 above. LTM EBITDA can be reconciled to net cash provided by continuing operations over the last twelve months, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows (in thousands):

	Twelve Months Ended
	March 31, 2003	December 31, 2002
Operating income (EBIT)	$416,985	$380,602
Depreciation and amortization	33,112	29,928

EBITDA	450,097	410,530
Cash interest payments, net of interest income	(41,925)	(43,367)
Cash tax payments, net of refunds	(10,628)	(7,118)
Other non-cash expenses	1,460	1,063
Other changes in operating assets and liabilities, net of acquisitions and disposals of businesses	46,706	47,323

Net cash provided by continuing operations	$445,710	$408,431

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Caremark Rx, Inc. Reports Record First-Quarter Results 34% Increase in Revenue 46% Increase in EBITDA 37% Increase in Cash Flow from Operations
CAREMARK RX, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)
CAREMARK RX, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share amounts)
CAREMARK RX, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)
CAREMARK RX, INC. AND SUBSIDIARIES SELECTED STATISTICS AND RATIOS (In millions, except per adjusted claim amounts)